Exhibit 23.1

                          CONSENT OF INDEPENENT AUDTORS

We hereby consent to the inclusion in this Registration Statement on Form SB-2 (Registration No. 333-______) and in the related Prospectus, of our report dated April 3, 2003, relating to the financial statements of Network Installation Corporation F/K/A Flexxtech Corporation for the year ended December 31, 2202. Our report on the consolidated financial statements contains an explanatory Paragraph regarding the Company's ability to continue as a going concern.

/s/ Kabani & Company, Inc.
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Kabani & Company
Certified Public Accountants
Fountain Valley, California
Date: October 14, 2003